Exhibit 10.25

THIRD MODIFICATION TO BUSINESS LOAN

AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS

THIS THIRD MODIFICATION TO BUSINESS LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Modification”), dated November 30, 2005, is made by and among (i) Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank (“Citizens Bank”), acting in its capacity as agent for the Lenders (the “Agent”); (ii) Citizens Bank, acting in its individual capacity as Swing Line Lender (the “Swing Line Lender”); (iii) Citizens Bank, acting in its individual capacity as a Lender and First Horizon Bank, a division of First Tennessee Bank National Association (“First Horizon” and collectively with Citizens Bank, the “Lenders”) and (iv) Opinion Research Corporation, a Delaware corporation, Macro International Inc., a Delaware corporation, ORC ProTel, LLC, a Delaware limited liability company, Social and Health Services, Ltd., a Maryland corporation, ORC Holdings, Ltd., an English Company, O.R.C. International Ltd., an English Company, and any other “Borrower” party to the hereinafter referenced Loan Agreement (the “Borrowers”). Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Loan Agreement.

W I T N E S S E T H     T H A T:

WHEREAS, on May 4, 2004, the Lenders extended to the Borrowers loans and certain other financial accommodations (the “Original Loan”) in the aggregate maximum principal amount of Thirty-five Million and No/100 Dollars ($35,000,000.00) pursuant to the terms and conditions of a certain Business Loan and Security Agreement dated as of May 4, 2004 (as the same may be modified or amended from time to time, the “Loan Agreement”), by and among the Borrowers, the Agent, the Swing Line Lender and the Lenders; and

WHEREAS, pursuant to the terms of the First Modification to Business Loan and Security Agreement and Other Loan Documents dated March 15, 2005, the Original Loan was increased to Fifty Million and No/100 Dollars ($50,000,000.00) by the extension to the Borrowers of a new term loan (the “Term Facility”) in the aggregate original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00), which increased the aggregate maximum principal amount of the Original Loan (as increased, the “Loan”) from Thirty-five Million and No/100 Dollars ($35,000,000.00) to Fifty Million and No/100 Dollars ($50,000,000.00); and

WHEREAS, on July 29, 2005, the Borrowers executed a Second Modification to Business Loan and Security Agreement and Other Loan Documents in connection with the Borrowers obtaining unsecured senior subordinated debt from The Royal Bank of Scotland plc; and

WHEREAS, the Loan is currently evidenced by (i) a certain Revolving Promissory Note dated May 4, 2004 (together with all extensions, renewals, modifications, amendments, replacements and substitutions thereof or therefor, the “Citizens Revolving Note”), made by the Borrowers and payable to the order of Citizens Bank in the maximum principal amount of Twenty-five Million and No/100 Dollars ($25,000,000.00), (ii) a certain Revolving Promissory Note dated May 4, 2004 (together with all extensions, renewals, modifications, amendments, replacements and substitutions thereof or therefor, the “First Horizon Revolving Note”), made by the Borrowers and payable to the order of First Horizon in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00), (iii) a certain Swing Line Promissory Note dated May 4, 2004 made by the Borrowers and payable to the order of Citizens Bank, in the maximum principal amount of Five Million and No/100 Dollars ($5,000,000.00), (iv) a certain Term Promissory Note dated March 15, 2005 (together with all extensions, renewals, modifications, amendments, replacements and substitutions thereof or therefor, the “Citizens Term Note”), made by the Borrowers and payable to the order of Citizens Bank in the maximum principal amount of Ten Million and

No/100 Dollars ($10,000,000.00), and (v) a certain Term Promissory Note dated March 15, 2005 (together with all extensions, renewals, modifications, amendments, replacements, and substitutions thereof or therefor, the “First Horizon Term Note,” and together with the Citizens Revolving Note, the First Horizon Revolving Note, and the Citizens Term Note, the “Notes”) made by the Borrowers and payable to the order of First Horizon in the maximum principal amount of Five Million and No/100 Dollars ($5,000,000.00), each secured by, among other things, (a) the Collateral described in the Loan Agreement and (b) certain collateral documents, instruments and agreements executed, issued and/or delivered by one or more of the Borrowers to the Agent for the ratable benefit of the Lenders, in connection with the Loan (collectively, the “Collateral Documents”); and

WHEREAS, pursuant to an Assignment and Acceptance Agreement dated the date hereof, by and between First Horizon and Citizens Bank, First Horizon transferred and assigned to Citizen’s Bank all of First Horizon’s interest in and to First Horizon’s Percentage Interest in the Term Facility, the First Horizon Term Note and the Loans outstanding under the Term Facility (the “Term Assignment”); and

WHEREAS, on the date hereof, and in furtherance of the transactions constituting the Term Assignment, the Citizens Term Note and the First Horizon Term Note were consolidated into a certain Amended, Restated and Consolidated Term Promissory Note dated the date hereof, made by the Borrowers and payable to the order of Citizens Bank (acting in its capacity as a Lender); and

WHEREAS, pursuant to another Assignment and Acceptance Agreement dated the date hereof by and between Citizens Bank and First Horizon, Citizens Bank transferred and assigned to First Horizon Five Million and No/100 Dollars ($5,000,000.00) of its interest in the Revolving Facility Commitment Amount (the “Revolving Assignment”);

WHEREAS, on the date hereof, and in furtherance of the transaction constituting the Revolving Assignment, the maximum principal amount of the First Horizon Revolving Note was increased from Ten Million and No/100 Dollars ($10,000,000.00) to Fifteen Million and No/100 Dollars ($15,000,000.00) pursuant to an Allonge of Promissory Note by and between the Borrower and First Horizon; and

WHEREAS, on the date hereof and in furtherance of the transaction constituting the Revolving Assignment, the maximum principal amount of the Citizens Revolving Note was decreased from Twenty Five Million and No/100 Dollars ($25,000,000.00) to Twenty Million and no/100 Dollars ($20,000,000.00) pursuant to an Allonge of Promissory Note by and between the Borrower and Citizens Bank; and

WHEREAS, the parties desire to enter into this Modification to memorialize the change of each Lender’s Percentage resulting from the Term Assignment and the Revolving Assignment as hereinafter provided.

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated herein by this reference and made a part hereof, with the same force and effect as if fully set forth herein.

2. Schedule 1, attached to the Loan Agreement is hereby deleted in its entirety, and Schedule 1 attached to this Modification substituted in lieu thereof.

3. The reference to One Million and No/100 Dollars ($1,000,000.00) in Section 7.8(c)(iii) of the Loan Agreement is hereby deleted and replaced with One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00).

4. Sections 7.14, 11.1(i) and 11.2 of the Loan Agreement are hereby deleted in their entirety and the words “Intentionally Omitted” substituted in lieu thereof. In addition, the words “and the below-referenced lockbox” in Section 11.1(ix) of the Loan Agreement are hereby deleted.

5. Section 12.3 of the Loan Agreement is hereby amended by replacing Criss M. Kennedy with Arlene Sullivan for purposes of notices to Citizens Bank of Pennsylvania, as Lender and as Agent.

6. The Borrowers hereby represent, warrant, acknowledge and agree that as of the date hereof (a) all of the representations and warranties of the Borrowers contained in the Loan Agreement expressly qualified by a “materiality” standard are true and correct in all respects as of the date hereof, and all of the representations and warranties of the Borrowers contained in the Loan Agreement not expressly qualified by a “materiality” standard are true and correct in all material respects as of the date hereof (except with respect to those changes in facts and circumstances which are expressly permitted by the terms of the Loan Agreement or to the extent that such representations and warranties expressly relate solely to an earlier date), unless the Borrowers are unable to remake and redate any such representation or warranty, in which case the Borrowers have previously disclosed the same to the Agent and the Lenders in writing, and such inability does not constitute or give rise to an Event of Default; and (b) all schedules attached to the Loan Agreement with respect to any particular representation and warranty of the Borrowers set forth in the Loan Agreement (as modified) remain true, accurate and complete, as updated in writing to the Agent as of the date of this Modification.

7. The Borrowers, and their respective representatives, successors and assigns, hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE, and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions, and causes of action of whatsoever kind or nature, whether known or unknown, which they have, may have, or might have or may assert now or in the future against the Agent and/or the Lenders directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, in each case related to, arising from or in connection with the Loan, whether known or unknown, and which occurred, existed, was taken, permitted, or begun prior to the date hereof (including, without limitation, any claim, demand, obligation, liability, defense, counterclaim, action or cause of action relating to or arising from the grant by the Borrowers to the Lenders of a security interest in or encumbrance on collateral that is, was or may be subject to, or an agreement by which the Borrowers are bound and which contains, a prohibition on further mortgaging or encumbering the same). The Borrowers hereby acknowledge and agree that the execution of this Modification by the Agent and the Lenders shall not constitute an acknowledgment of or an admission by the Agent and/or the Lenders of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted.

8. Except as expressly set forth herein, nothing contained in this Modification is intended to or shall otherwise act to nullify, discharge, or release any obligation incurred in connection with the Notes, the Loan Agreement and/or the other Loan Documents or to waive or release any collateral given by the Borrowers to secure the Notes, nor shall this Modification be deemed or considered to operate as a novation of the Notes, the Loan Agreement or the other Loan Documents. Except to the extent of any express conflict with this Modification or except as otherwise expressly contemplated by this Modification, all of the terms and conditions of the Notes, the Loan Agreement and the other Loan Documents shall remain in full force and effect, and the same are hereby expressly approved, ratified and confirmed. In the event of any express conflict between the terms and conditions of the Notes, the Loan Agreement or the other Loan Documents and this Modification, this Modification shall be controlling and the terms and conditions of such other documents shall be deemed to be amended to conform with this Modification.

9. If any term, condition, or any part thereof, of this Modification, the Loan Agreement or of the other Loan Documents shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision, or condition of this Modification, the Loan Agreement and the other Loan Documents, and this Modification, the Loan Agreement and the other Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

10. The Borrowers acknowledge (a) that they have participated in the negotiation of this Modification, and no provision of this Modification shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision; (b) that each has had access to an attorney of its choosing in the negotiation of the terms of and in the preparation and execution of this Modification, and each has had the opportunity to review, analyze, and discuss with its counsel this Modification, and the underlying factual matters relevant to this Modification, for a sufficient period of time prior to the execution and delivery hereof; (c) that all of the terms of this Modification were negotiated at arm’s length; (d) that this Modification was prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and (e) that the execution and delivery of this Modification by each of the Borrowers is its free and voluntary act and deed for the purposes contained herein.

11. This Modification shall be governed by the laws of the State of Maryland, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12. This Modification may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. Signature pages may be exchanged by facsimile and each party hereto agrees to be bound by its facsimile signature.

[The Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Modification as of the date first above written.

LENDER(S):

CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank

By:	/s/ Arlene M. Sullivan
Name:	Arlene M. Sullivan
Title:	Vice President

FIRST HORIZON BANK, a division of First Tennessee Bank National Association

By:	/s/ Gill Waller
Name:	Gill Waller
Title:	Senior Vice President

AGENT:

CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank

By:	/s/ Arlene M. Sullivan
Name:	Arlene M. Sullivan
Title:	Vice President

ACKNOWLEDGED AND AGREED:

BORROWERS:

OPINION RESEARCH CORPORATION, a Delaware corporation

By:	/s/ Douglas L. Cox
Name:	Douglas L. Cox
Title:	Secretary

MACRO INTERNATIONAL INC., a Delaware corporation

By:	/s/ Douglas L. Cox
Name:	Douglas L. Cox
Title:	Assistant Secretary

ORC PROTEL, LLC, a Delaware limited liability company

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Secretary

SOCIAL AND HEALTH SERVICES, LTD., a Maryland corporation

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Secretary

ORC HOLDINGS, LTD., an English company

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Authorized Signer

O.R.C. INTERNATIONAL LTD, an English company

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Authorized Signer